Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Mike Trask
(702) 532-7995	(702) 532-7451
mcarlotti@ballytech.com	mtrask@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS ADJUSTED EPS OF $1.17 AND GAAP DILUTED EPS OF $0.75 FOR THE FIRST QUARTER OF FISCAL 2015

-                   TOTAL REVENUE INCREASES TO A FIRST QUARTER RECORD OF $321 MILLION, UP 29 PERCENT FROM PRIOR YEAR

-                   ACHIEVES QUARTERLY ELECTRONIC GAMING MACHINE UNIT SALES OF 4,744, UP 19 PERCENT FROM PRIOR YEAR

-                   GAMING OPERATIONS REVENUE SETS AN ALL-TIME QUARTERLY RECORD OF $106 MILLION

LAS VEGAS, October 30, 2014 — Bally Technologies, Inc. (NYSE: BYI) (“Bally” or the “Company”), a leader in gaming machines, table game products, casino-management systems, interactive applications, and networked and server-based systems for the global gaming industry, today announced record first quarter revenue of $321 million and Adjusted EPS of $1.17 for the three months ended September 30, 2014.  Diluted earnings per share (“GAAP Diluted EPS”) was $0.75 for the period.

“We were pleased by customer responses to the launch of several new products, including the Pro Wave 360° and Pro Theater, as well as our line-up of powerhouse brands including FriendsTM and Duck DynastyTM at last month’s Global Gaming Expo (G2E).  During the quarter, Cash Wheel featuring Quick Hit, which was launched in September 2013, eclipsed a 1,000-unit installed base,” said Richard Haddrill, the Company’s Chief Executive Officer.  “We achieved record first quarter revenue and excellent overall operational results in the quarter, driven primarily by strong Electronic Gaming Machines and Gaming Operations revenue.  With SHFL in the mix, we grew our international new-unit sales by 168 percent, further driving our global presence.  Finally, during the quarter, we announced Ontario Lottery and Gaming Corporation (OLGC) selected Bally as its central gaming management system provider, further strengthening the long-term prospects for our Systems business.”

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 2 of 8

First Quarter Fiscal Year 2015 Highlights

	Three Months Ended September 30,
	2014(3)	% Rev	2013	% Rev
	(in millions, except per share amounts)
Revenues:
Electronic Gaming Machines (“EGM”)	$94.2	30%	$71.3	29%
Gaming Operations	106.5	33%	101.9	41%
Systems	74.3	23%	76.1	30%
Table Products	45.8	14%	—	—
Total revenues	$320.8	100%	$249.3	100%

Gross Margin: (1)
EGM	$48.8	52%	$36.0	50%
Gaming Operations	72.0	68%	71.3	70%
Systems	53.3	72%	56.9	75%
Table Products	37.7	82%	—	—
Total gross margin	$211.8	66%	$164.2	66%

Selling, general and administrative	$93.2	29%	$72.4	29%
Research and development costs	34.4	11%	29.5	12%
Depreciation and amortization	21.8	7%	5.3	2%
Operating income	$62.4	19%	$57.0	23%
GAAP Diluted EPS	$0.75		$0.97

Non-GAAP Measures: (2)
Adjusted Operating Income	$87.2	27%	$62.2	25%
Adjusted EBITDA	$116.3	36%	$86.7	35%
Adjusted EPS	$1.17		$0.96

(1)          Gross Margin excludes amortization related to intangible assets which are included in depreciation and amortization (“D&A”).

(2)          Adjusted Operating Income, Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation and restructuring and acquisition-related costs), and Adjusted EPS are Non-GAAP financial measures.  Reconciliation between GAAP and Non-GAAP measures can be found at the end of this news release.

(3)          Results for the three months ended September 30, 2014 include SHFL entertainment, Inc. (“SHFL”) and Dragonplay Ltd (“Dragonplay”).

	As of September 30,
	2014	2013
End-of-period installed base:
Linked progressive systems	2,378	2,522
Rental and daily-fee games	15,496	14,533
Lottery systems (1)	12,591	11,907
Centrally determined systems	29,311	33,711
Utility products	9,324	NA
Proprietary Table Games (“PTG”)	3,065	NA
Table game progressive units, table game side bets, and add-ons	5,761	NA

(1)          Excludes 703 and 727 third-party Electronic Table System (“ETS”) seats operating as of September 30, 2014 and 2013, respectively.

	Three Months Ended September 30,
	2014		2013
Operating Statistics	Units Sold	Average Selling Price (“ASP”)	Units Sold	ASP
New EGM	4,744	$17,767	3,995	$16,307
Utility products	824	$16,967	NA	NA

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 3 of 8

Highlights of Certain Results for the Three Months Ended September 30, 2014

Overall

•                  Total revenue increased 29 percent to a first quarter record of $321 million as compared with $249 million last year.

•                  Adjusted EBITDA increased 34 percent to a first quarter record of $116 million as compared with $87 million last year.

•                  Selling, general and administrative expenses (“SG&A”) remained constant at 29 percent of total revenues and includes $8 million of one-time acquisition-related costs.  After adjusting for these one-time costs, SG&A was 26 percent of total revenues in the current period, down from 27 percent when adjusted for $5 million of one-time acquisition-related costs last year.

•                  Research and development expenses (“R&D”) decreased to 11 percent of total revenue versus 12 percent last year.

•                  Operating income increased to $62 million as compared with $57 million last year.  Adjusted Operating Income increased by 40 percent to a first quarter record of $87 million.  Adjusted operating margin increased to 27 percent from 25 percent last year.

•                  GAAP Diluted EPS was $0.75 as compared with $0.97 last year.  Adjusted EPS increased 22 percent to a first quarter record of $1.17.

Electronic Gaming Machines

•                  Revenues increased 32 percent to $94 million as compared with $71 million last year, primarily driven by the increase in unit sales in Australia coupled with an increase in ASP.

•                  ASP of new electronic gaming devices increased 9 percent to $17,767 per unit from $16,307 last year, primarily due to the increase in Australia sales volume and an increase in the sale of the Pro Wave premium cabinet.

•                  New-unit sales to international customers were 44 percent of total new-unit shipments as compared to 20 percent in the prior year period.

•                  Gross margin increased to 52 percent from 50 percent last year, primarily due to the sale of higher margin Pro Wave cabinets and geographic mix.

Gaming Operations

•                  Revenues increased to a record $106 million as compared with $102 million last year, driven by continued placement of premium games, record wide-area progressive (“WAP”) revenue, and the inclusion of 2,242 leased ETS seats.

•                  Gross margin decreased to 68 percent from 70 percent last year, primarily due to the inclusion of lower margin leased ETS seats.

Systems

•                  Revenues were $74 million as compared with $76 million last year, decreasing primarily due to a large system installation recognized in the prior period offset by the inclusion of revenues from the acquisition of Dragonplay during the current period.

•                  Maintenance revenues decreased 8 percent to $23 million as compared with $25 million last year.

•                  Gross margin decreased to 72 percent from 75 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 33 percent of systems revenues, and software and service sales were 36 percent, as compared to 30 percent for hardware sales and 37 percent for software and services sales in the same period last year.

Table Products

•                  Revenues were $46 million, with Utility products revenue of $31 million and PTG revenue of $15 million.

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 4 of 8

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended
	September 30,
	2014	2013
	(in millions)
Net income attributable to Bally Technologies, Inc.	$28.8	$37.8
Interest expense, net	16.7	2.0
Income tax expense	16.2	16.2
Depreciation and amortization	41.7	22.0
Share-based compensation	3.9	3.5
Restructuring and acquisition-related costs	9.0	5.2
Adjusted EBITDA	$116.3	$86.7

Adjusted EBITDA is a supplemental Non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

The components of restructuring charges are related primarily to executive transition costs, inventory, and fixed assets write-offs and non-cancelable lease costs related to excess facilities.  Acquisition-related costs include financial advisory, legal, and debt fees; accounting, consulting, and professional fees associated with due diligence, valuation and integration; severance; and adjustments related to step-up in inventory basis and amortization of purchased intangible assets.

The following tables reconcile the Company’s GAAP to Non-GAAP Financial Measures:

Three Months Ended September 30, 2014

		Gross	SG&A		Operating	Net
	Revenues	Margin (1)	Expenses	D&A	Income	Income (2)	EPS
	(in millions, except per share data)
GAAP Measures	$320.8	$211.8	$93.2	$21.8	$62.4	$28.8	$0.75
GAAP %		66%	29%		19%
Amortization of purchased intangibles	—	—	—	(15.8)	15.8	10.2	0.27
Restructuring and acquisition-related costs	—	0.7	(8.3)	—	9.0	5.8	0.15
Total adjustments	—	0.7	(8.3)	(15.8)	24.8	16.0	0.42
Adjusted Non-GAAP Measures	$320.8	$212.5	$84.9	$6.0	$87.2	$44.8	$1.17
Adjusted %		66%	26%		27%

(1)          Gross Margin excludes amortization related to intangible assets which are included in depreciation and amortization.

(2)          Adjustments are tax affected at 35.5%.

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 5 of 8

Three Months Ended September 30, 2013

		Gross	SG&A		Operating	Net
	Revenues	Margin	Expenses	D&A	Income	Income (1)	EPS
	(in millions, except per share data)
GAAP Measures	$249.3	$164.2	$72.4	$5.3	$57.0	$37.8	$0.97
GAAP %		66%	29%		23%
Acquisition-related costs	—	—	(5.2)	—	5.2	3.4	0.08
One-time tax benefit	—	—	—	—	—	(3.6)	(0.09)
Total adjustments	—	—	(5.2)	—	5.2	(0.2)	(0.01)
Adjusted Non-GAAP Measures	$249.3	$164.2	$67.2	$5.3	$62.2	$37.6	$0.96
Adjusted %		66%	27%		25%

(1)          Adjustments are tax affected at 35.5%.

Adjusted EPS and other such adjusted measures are supplemental Non-GAAP financial measures that the Company’s management believes more accurately reflects the Company’s operating results for the periods presented.  Adjusted measures should not be considered an alternative to GAAP measures as determined in accordance with GAAP.

About Bally Technologies, Inc.

Founded in 1932, Bally Technologies, Inc. (NYSE: BYI) provides the global gaming industry with innovative games, table game products, systems, mobile, and iGaming solutions that drive revenue and provide operating efficiencies for gaming operators.  For more information, please contact Mike Trask, Senior Manager, Marketing & Corporate Communications, at 702-532-7451, or visit http://www.ballytech.com.  Connect with Bally on Facebook, Twitter, YouTube, LinkedIn and Pinterest.

This press release may contain “forward looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward looking statements and any or all of our forward looking statements may prove to be incorrect. Consequently, no forward looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 1, 2014, by and among the Company, Scientific Games Corporation (“Scientific Games), Scientific Games Nevada, Inc. and Scientific Games International, Inc. (the “Merger Agreement”) are not satisfied (including a failure of the stockholders of the Company to approve, on a timely basis or otherwise, the Merger and the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Scientific Games to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2014, and our more recent reports filed with the Securities and Exchange Commission. The Company can give no assurance that the conditions to the Merger

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 6 of 8

will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update the information in this press release, or to make any other forward looking statements, whether as a result of new information, future events or otherwise, except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

Duck Dynasty — © 2014 A&E Television Networks, LLC. All rights reserved. Duck Dynasty, A&E and their associated logos are the trademarks of A&E Television Networks, LLC. All rights reserved. Friends — TM & © Warner Bros. Entertainment Inc. (s14)

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 7 of 8

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three Months Ended
	September 30,
	2014	2013
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$186,228	$147,387
Product lease, operation and royalty	134,577	101,902
	320,805	249,289
Costs and expenses:
Cost of gaming equipment and systems (1)	71,257	54,506
Cost of product lease, operation and royalty(1)	37,718	30,619
Selling, general and administrative	93,170	72,427
Research and development costs	34,425	29,504
Depreciation and amortization	21,793	5,265
	258,363	192,321
Operating income	62,442	56,968
Other income (expense):
Interest income	1,588	2,481
Interest expense	(18,338)	(4,427)
Other, net	(400)	(900)
Income from operations before income taxes	45,292	54,122
Income tax expense	(16,248)	(16,172)
Net income	29,044	37,950
Less net income attributable to noncontrolling interests	199	166
Net income attributable to Bally Technologies, Inc.	$28,845	$37,784

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.76	$0.98
Diluted earnings per share	$0.75	$0.97

Weighted average shares outstanding:
Basic	37,796	38,381
Diluted	38,266	39,091

(1)         Cost of gaming equipment and systems and product lease, operation and royalty exclude amortization related to intangible assets which are included in depreciation and amortization.

Bally Technologies, Inc. Reports Adjusted EPS of $1.17 and Diluted EPS of $0.75 for the First Quarter of Fiscal 2015

Page - 8 of 8

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2014 AND JUNE 30, 2014

	September 30, 2014	June 30, 2014
	(in 000s, except par value amount)
ASSETS
Current assets:
Cash and cash equivalents	$74,417	$77,439
Restricted cash	14,069	17,179
Accounts and notes receivable, net of allowances for doubtful accounts of $16,541 and $14,806	289,851	314,119
Inventories	96,938	82,289
Prepaid and refundable income tax	19,105	21,938
Deferred income tax assets	37,504	36,934
Deferred cost of revenue	12,541	15,723
Prepaid assets	23,568	21,800
Other current assets	14,885	6,013
Total current assets	582,878	593,434
Restricted long-term investments	19,247	93,977
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $909 and $929	43,579	50,329
Property, plant and equipment, net of accumulated depreciation of $76,996 and $74,158	70,104	70,218
Leased gaming equipment, net of accumulated depreciation of $240,447 and $248,086	121,980	131,504
Goodwill	1,016,675	1,003,377
Intangible assets, net	515,942	508,245
Deferred income tax assets	2,072	3,892
Income tax receivable	—	457
Deferred cost of revenue	2,716	6,989
Other assets, net	59,135	56,389
Total assets	$2,434,328	$2,518,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,555	37,651
Accrued and other liabilities	95,285	115,010
Jackpot liabilities	10,579	11,726
Deferred revenue	37,141	43,161
Income tax payable	8,475	5,554
Current maturities of long-term debt	38,399	38,465
Total current liabilities	231,434	251,567
Long-term debt, net of current maturities	1,842,671	1,886,953
Deferred revenue	6,404	20,209
Other income tax liability	10,218	10,355
Deferred income tax liabilities	113,700	110,899
Other liabilities	40,467	32,907
Total liabilities	2,244,894	2,312,890
Commitments and contingencies
Stockholders’ equity:
Common stock, $.10 par value; 100,000 shares authorized; 66,145 and 66,047 shares issued and 38,345 and 38,694 outstanding	6,607	6,595
Treasury stock at cost, 27,800 and 27,353 shares	(1,161,893)	(1,134,407)
Additional paid-in capital	604,188	593,427
Accumulated other comprehensive loss	(34,241)	(5,423)
Retained earnings	773,784	744,939
Total Bally Technologies, Inc. stockholders’ equity	188,445	205,131
Noncontrolling interests	989	790
Total stockholders’ equity	189,434	205,921
Total liabilities and stockholders’ equity	$2,434,328	$2,518,811